Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-15265 of Merrill Lynch Index Funds, Inc., consisting of Merrill Lynch S&P 500 Index Fund, Merrill Lynch Small Cap Index Fund, Merrill Lynch Aggregate Bond Index Fund, and Merrill Lynch International Index Fund (each a “Fund” and collectively, the “Funds”) on Form N-1A of our reports dated February 23, 2005 for each Fund and for Master S&P 500 Index Series, Master Small Cap Index Series, Master Aggregate Bond Index Series, and Master International Index Series all part of the series constituting Quantitative Master Series Trust appearing in the December 31, 2004 Annual Reports of the respective Funds, which are incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

April 25, 2005